EXHIBIT 10.1
AMENDMENT NO. 2
TO
UNITED COMMUNITY BANKS, INC.
2000 KEY EMPLOYEE STOCK OPTION PLAN
     THIS AMENDMENT is made as of this 26th day of April, 2006, by UNITED COMMUNITY BANKS, INC. (the “Company”);
W I T N E S S E T H:
     WHEREAS, the Company established the United Community Banks, Inc. 2000 Key Employee Stock Option Plan, effective as of December 8, 1999 (the “Plan”); and
     WHEREAS, the Company now desires to amend the Plan to specifically provide for the grant of Restricted Stock Units;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Plan is hereby amended as follows:
1.
     Article 2 of the Plan is hereby amended by adding at the end of the present Article the following new definition :
"(gg) “Restricted Stock Units” or “RSUs” means a right granted under Article 8 of the Plan to receive a number of Shares or a cash payment for each such Share equal to the Fair Market Value of a Share on a specified date.”
2.
     The definition of the term “Award” in Section 2 (b) of the Plan is amended by inserting “, Restricted Stock Units,” after “Restricted Stock.”
3.
     Section 3.2 of the Plan is hereby amended by adding the term “or Restricted Stock Units” after the term “Restricted Stock.”
4.
     Section 4.1(a), (b) of the Plan is hereby amended by inserting “Restricted Stock Units Awards” after the term “Restricted Stock” in both places it appears.
5.
     The title of Article 8 is hereby amended by adding the following to the end of the present title “; Restricted Stock Units.”

6.
     The first sentence of Section 8.1 of the Plan is hereby amended by inserting “, Restricted Stock Units” after the term “Restricted Stock” in the two places it appears.
7.
     The last sentence of Section 8.1 is hereby amended by inserting the words “, Restricted Stock Units” after the word “Restricted Stock”.
8.
     Article 8 of the Plan is hereby amended by adding the following new Section 8.6:
“8.6 Restricted Stock Units (or RSUs). Awards of Restricted Stock Units may be made to Participants in accordance with the following terms and conditions:

(a) The Committee, in its discretion, shall determine and set forth in a written agreement the number of RSUs to grant to a Participant, the vesting period, and other terms and conditions of the award, including whether the award will be paid in cash, Shares or a combination of the two and the time when the award will be payable (i.e., at vesting, termination of employment, upon a Change in Control, or another date).

(b) Unless the agreement granting RSUs provides otherwise, RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(c) A Participant to whom RSUs are awarded has no rights as a shareholder with respect to the Shares represented by the RSUs unless and until the Shares are actually delivered to the Participant; provided, however, RSUs may have dividend equivalent rights if provided for by the Committee.

(d) The agreement granting RSUs shall set forth the terms and conditions that shall apply upon the termination of the Participant’s employment with the Company (including a forfeiture of RSUs which have not vested upon Participant’s ceasing to be employed) as the Committee may, in its discretion, determine at the time the award is granted.

(e) Any grant of RSUs may specify performance objectives that, if achieved, may result in vesting or earlier vesting of all or a portion of the RSUs.”

9.
     This Amendment No. 2 to the Plan shall be effective as of April 26, 2006. Except as hereby modified, the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has executed this Amendment No. 2 as of the date first written above.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette

Rex S. Schuette Executive Vice President and Chief Executive Officer

Date:	April 26, 2006